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                                                                   Exhibit 23(a)



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Becton, Dickinson and Company 1998 Stock Option Plan of our report dated November 6, 1997, with respect to the consolidated financial statements and schedule of Becton, Dickinson and Company included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.



                                  /s/ Ernst & Young LLP
                                  ERNST & YOUNG LLP

Hackensack, New Jersey
February 9, 1998